As filed with the Securities and Exchange Commission on August 2, 2007
Registration No. 333-114144

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective
Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Quantum Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	20-0774748 (I.R.S. Employer Identification No.)

3420 Fairlane Farms Road, Suite C Wellington, Florida (Address of Principal Executive Offices)	33414 (Zip Code)

2003 Incentive Equity and Option Plan
(Full Title of the Plan)

Noel J. Guillama, Chief Executive Officer
3420 Fairlane Farms Road, Suite C
Wellington, Florida  33414
(561) 798-9800
(Name, Address and Telephone
Number, Including Area Code, of Agent For Service)

Explanatory Note: This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed solely to include the consent of the Company's auditor to incorporate by reference the auditors report included in the annual report of the Company on Form 10-KSB/A for the year ended October 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wellington, State of Florida, on this 1st day of August, 2007.

The Quantum Group, Inc.
By:	/s/ Noel J. Guillama
Noel J. Guillama
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Noel J. Guillama Noel J. Guillama	Director, Chief Executive Officer and President (Principal Executive Officer)	August 1, 2007

/s/ Donald B. Cohen Donald B. Cohen	Director, Chief Financial Officer (Principal Financial Officer)	August 1, 2007

/s/ Susan D. Guillama Susan D. Guillama	Director, Chief Administrative Officer and Vice President	August 1, 2007

Mark Haggerty	Director	August _, 2007

/s/ James D. Baker James D. Baker	Director	August 1, 2007

Peter Nauert	Director	August _, 2007

Michael Rosenbaum	Director	August _, 2007

Gregg M. Steinberg	Director	August _, 2007

Lawrence B. Fisher	Director	August _, 2007

/s/ Alberto Del Valle Alberto Del Valle	Director	August 1, 2007

/s/ Jose de la Torre Jose de la Torre	Director	August 1, 2007

Exhibit Index

Exhibit No.	Description

23	Consent of Auditor

4